Exhibit 10.2

AMENDMENT NO. 12

Dated as of May 5, 2008

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 12, 2007

THIS AMENDMENT No. 12 (this “Amendment”) is entered into as of May 5, 2008, by and among SYNNEX CORPORATION, a Delaware corporation (the “Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), as a Lender and in its capacity as the contractual representative for itself and the Lenders (the “Agent”), BANK OF AMERICA, N.A., as a Lender (“Bank of America”), and SUMITOMO MITSUI BANKING CORPORATION, as a Lender (“SMBC”). Capitalized terms used in this Amendment which are not otherwise defined herein, shall have the meanings given such terms in the Credit Agreement (as defined below), as amended hereby.

RECITALS:

WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of February 12, 2007, as amended by that certain Amendment No. 1 and Confirmation, dated as of March 9, 2007, as further amended by that certain Amendment No. 2 and Limited Waiver, dated April 27, 2007, as further amended by that certain Amendment No. 3, dated May 14, 2007, as further amended by that certain Amendment No. 4, dated August 31, 2007, as further amended by that certain Amendment No. 5, dated September 28, 2007, as further amended by that certain Amendment No. 6, dated October 31, 2007, as further amended by that certain Amendment No. 7, dated November 30, 2007, as further amended by that certain Amendment No. 8, dated February 11, 2008, as further amended by that certain Amendment No. 9, dated February 25, 2008, as further amended by that certain Amendment No. 10, dated March 27, 2008 and as further amended by that certain Amendment No. 11, dated April 1, 2008 (the “Credit Agreement”);

WHEREAS, Borrower has requested that the Agent and the Lenders agree to amend on the terms set forth herein certain sections of the Credit Agreement to allow for the issuance and repurchase of convertible senior notes with a final maturity date of not less than ten (10) years from the date of issuance in a principal amount not to exceed $150,000,000;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

1. Amendment to the Credit Agreement. As of the Effective Date, the Credit Agreement is hereby amended as follows:

Amendment No. 12 to

Second Amended and Restated Credit Agreement

1.1. Section 6.3 of the Credit Agreement is hereby amended as follows:

(a) By deleting the word “and” at the end of clause (h) of such Section;

(b) By replacing the period at the end of clause (i) of such Section and inserting “; and” in lieu thereof; and

(c) By inserting the following as a new clause (j) of such Section:

“(j) Debt owing by the Borrower pursuant to the Convertible Senior Notes.”

1.2 Section 6.14 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 6.14. Cancellation of Debt; Conversion, Repurchase and Redemption of Convertible Senior Notes. Except as set forth in this Section 6.14, The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to) (a) cancel any claim or Debt owing to it, except for reasonable consideration and in the ordinary course of business, (b) voluntarily prepay any Debt (other than the Obligations), (c) voluntarily repurchase or redeem the Convertible Senior Notes, in each case, for cash or (d) pay to the noteholders of the Convertible Senior Notes (the “Convertible Senior Noteholders”) more than $15,000,000 in cash (the “Note Cap”) (it being agreed and understood that the Note Cap may not be utilized in conjunction with any conversions or any concurrent conversions utilizing clause (iii) in the proviso below) to satisfy the Borrower’s obligations to Convertible Senior Noteholders in connection with the mandatory conversion, repurchase or redemption of the Convertible Senior Notes; except that no payment shall be permitted if a Default or Event of Default shall have occurred or is continuing after giving effect to such cash payment; provided that, (i) any Domestic Subsidiary may voluntarily prepay any Debt owed by such Domestic Subsidiary to the Borrower or any other Domestic Subsidiary (other than a Domestic Excluded Subsidiary); (ii) nothing contained herein is intended to restrict the Borrower from paying shares of the Borrower’s common stock to Convertible Senior Noteholders in connection with the conversion, repurchase or redemption of the Convertible Senior Notes or the voluntary prepayment of the Convertible Senior Notes; and (iii) cash payments in connection with the mandatory conversion, repurchase or redemption of the Convertible Senior Notes that would otherwise cause the Note Cap to be exceeded shall not count against the Note Cap if the following conditions are satisfied:

(A) before and after giving effect to such cash payment, no Default or Event of Default shall have occurred or be continuing; and

(B) Borrower delivers to Agent at least five (5) Business Days prior to such cash payment a certificate of the chief financial officer of the Borrower, in form and substance acceptable to the Agent, certifying that the (x) the Borrower’s actual Net Liquidity Availability shall at all times have exceeded and will exceed $75,000,000 (taking into account the payment of cash to be made in connection with the mandatory conversion, repurchase or redemption of the Convertible Senior Notes) for the 30 day period prior to

Amendment No. 12 to

Second Amended and Restated Credit Agreement

the date such cash payment is required to be made, (y) the Borrower’s projected Net Liquidity Availability shall at all times exceed $75,000,000 (taking into account the payment of cash to be made in connection with the mandatory conversion, repurchase or redemption of the Convertible Senior Notes) for the 90 day period following the date such cash payment is required to be made in connection with the mandatory conversion, repurchase or redemption of the Convertible Senior Notes and (z) Borrower delivers to Agent on the date of such cash payment a certificate of the chief financial officer of the Borrower, in form and substance acceptable to the Agent, certifying that the Borrower is in compliance with each financial covenant set forth in Annex G on such date.”

1.3 Section 8.1 is hereby amended by inserting the following as a new subsection (l) of such Section:

“(l) Following the payment of cash by Borrower in connection with the mandatory conversion, repurchase or redemption of the Convertible Senior Notes utilizing clause (iii) of the proviso in Section 6.14 above, Net Liquidity Availability of the Borrower is less than $75,000,000 at any time for the 90 day period following the date such payment is made.”

1.4 Annex A of the Credit Agreement is amended as follows:

(a) By adding the following defined term in alphabetical order therein:

“Convertible Senior Notes” shall mean those certain convertible senior notes issued by Borrower with a final maturity date of not less than ten (10) years from the date of issuance, in an amount not to exceed $150,000,000 with an interest rate up to 5.5% and subject to the terms set forth in the Convertible Senior Notes Offering Memorandum.

“Convertible Senior Noteholders” has the meaning assigned to such term in Section 6.14.

“Convertible Senior Notes Offering Memorandum” shall mean that certain draft Offering Memorandum, dated May 5, 2008, together with any immaterial changes (including, without limitation, (x) the months during the year during which semi-annual payments are required to be made and (y) the principal amount of the Convertible Senior Notes, provided that the principal amount, including any exercised or available over-allotments, shall not exceed $150,000,000) made to subsequent versions of, and the final, Offering Memorandum, and otherwise in substantially similar form to the draft attached as Annex A to the Twelfth Amendment.”

Amendment No. 12 to

Second Amended and Restated Credit Agreement

“Note Cap” has the meaning assigned to such term in Section 6.14.

“Twelfth Amendment” shall mean that certain Amendment No. 12, dated May 5, to the Agreement.

(b) The definition of “Change of Control” is amended as follows:

(i) By deleting the word “or” at the end of clause (c) of such definition;

(ii) By replacing the period at the end of clause (d) of such definition and inserting “; or” in lieu thereof; and

(iii) By inserting the following as a new clause (e) of such definition:

“(e) any fundamental change as described in the Convertible Senior Notes Offering Memorandum.”

(c) Clause (c) of the definition of “Restricted Payment” is amended by deleting such clause in its entirety and replacing it with the following:

“(c) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person; provided, however, that a payment, contribution or other transfer of funds or other property made pursuant to the Convertible Senior Notes Offering Memorandum to a Convertible Senior Noteholder not otherwise prohibited hereunder shall not constitute a Restricted Payment.”

2. Conditions of Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof (the “Effective Date”) when, and only when, each of the following conditions precedent has been satisfied and fulfilled to the satisfaction of the Agent:

(a) Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower and Lenders;

(b) The representations and warranties contained herein and in each other Loan Document shall be true and correct in all respects, except to the extent that such representations or warranty expressly relates solely to an earlier date;

(c) Agent shall have received a reaffirmation and consent in the form attached hereto duly executed by each of the Guarantors;

(d) No Default or Event of Default hereunder shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the date hereof;

Amendment No. 12 to

Second Amended and Restated Credit Agreement

(e) Agent shall have received such other documents, instruments, certificates, fees, expenses and agreements as the Agent may reasonably request in connection with the transactions contemplated by this Amendment.

3. Representations and Warranties of the Borrower. To induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and the Lenders (which representations and warranties shall be made on and as of the Effective Date) that after giving effect to the amendments set forth herein:

3.1. The Borrower has the requisite corporate power and authority and the legal right to execute and deliver this Amendment, and to perform the transactions contemplated hereby. The execution, delivery and performance by the Borrower of this Amendment, (a) are within the Borrower’s corporate power; (b) have been duly authorized by all necessary corporate or other action; (c) do not contravene or cause the Borrower or any other Credit Party to be in default under (i) any provision of the Borrower’s or such Credit Party’s articles or certificate of incorporation or bylaws, (ii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting the Borrower or such Credit Party or its property, or (iii) any law, rule, regulation, order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Borrower or such Credit Party or its property; (d) will not result in the creation or imposition of any Lien upon any of the property of the Borrower or such Credit Party or any Subsidiary thereof other than those in favor of the Agent or any Lender, all pursuant to the Loan Documents; and (e) do not require the consent or approval of any Governmental Authority or any other Person, other than those which have been duly obtained, made or complied with and which are in full force and effect.

3.2. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment, and the Loan Documents (as amended or modified hereby) to which each Credit Party is a party is the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject, as to enforceability, to (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and (B) general equitable principles, whether applied in a proceeding at law or in equity, and is in full force and effect.

3.3. The representations and warranties of each Credit Party contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

3.4. No Default or Event of Default has occurred and is continuing or could reasonably be expected to occur after giving effect to the transactions contemplated hereby.

Amendment No. 12 to

Second Amended and Restated Credit Agreement

4. Reference to and Effect on the Credit Agreement.

4.1. Upon the effectiveness of this Amendment, pursuant to Section 2 hereof, on and after the Effective Date, each reference to the Credit Agreement in any of the Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby.

4.2. Except as specifically set forth above, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

4.3. This Amendment is not a novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Lender, or constitute a waiver of any provision of, or any past or future non-compliance with, the Credit Agreement or any other Loan Document, or any other documents, instruments and agreements executed and/or delivered in connection therewith, and shall not operate as a consent to any further or other matter, under the Loan Documents.

5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Entire Agreement. This Amendment taken together with the Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and any applicable laws of the United States of America.

9. No Course of Dealing. The Lenders have entered into this Amendment on the express understanding with the Borrower that in entering into this Amendment the Lenders are not establishing any course of dealing with the Borrower. The Agent’s and the Lenders’ rights to require strict performance with all the terms and conditions of the Credit Agreement as amended or modified by this Amendment and the other Loan Documents shall not in any way be impaired

Amendment No. 12 to

Second Amended and Restated Credit Agreement

by the execution of this Amendment. Neither the Agent nor any Lender shall be obligated in any manner to execute any further amendments or further waivers, and if any such further amendments or further waivers are requested in the future, assuming the terms and conditions thereof are acceptable to them, the Agent and the Lenders may require the payment of fees in connection therewith.

10. Release. To induce the Agent and Lenders to enter into this Amendment, the Borrower acknowledges and agrees that neither it nor any other Credit Party has any actual or potential claim or cause of action against the Agent or any Lender relating to any Loan Documents or any actions or events occurring on or before the date hereof. The Borrower (and by its consent to this Amendment, each other Credit Party) hereby waives and releases any right to assert same.

11. Expenses. The Borrower hereby acknowledges and agrees that all fees, costs and expenses of Agent and Lenders (including the reasonable fees, costs and expenses of counsel or other advisors, if any) incurred in connection with the transactions contemplated by this Amendment shall be payable by the Borrower in accordance with the Credit Agreement.

[signature page follows]

Amendment No. 12 to

Second Amended and Restated Credit Agreement

IN WITNESS WHEREOF, this Amendment No. 12 has been duly executed as of the day and year first above written.

SYNNEX CORPORATION, as the Borrower

By:	/s/ Simon Y. Leung
Name: Simon Y. Leung Title: General Counsel and Corporate Secretary

Signature Page

Amendment No. 12 to

Second Amended and Restated Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as a Lender

By:	/s/ Eugene Seip
Name: Eugene Seip Title: Duly Authorized Signatory

Signature Page

Amendment No. 12 to

Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Robert M. Dalton
Name: Robert M. Dalton Title: Vice President

Signature Page

Amendment No. 12 to

Second Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Katsutoshi Nishimura
Name: Katsutoshi Nishimura Title: Senior Vice President

Signature Page

Amendment No. 12 to

Second Amended and Restated Credit Agreement